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                                                                    EXHIBIT 10.7



                         TRANSITIONAL SERVICES AGREEMENT

          This Transitional Services Agreement (this "Agreement") is made as of this __ day of November 1998 between Stac, Inc., a Delaware corporation ("Stac"), and hi/fn, inc., a Delaware corporation ("Hi/fn").

                                    RECITALS

          WHEREAS, pursuant to a Distribution Agreement dated as of November __, 1998, (the "Distribution Agreement") between Stac and Hi/fn, Stac will separate its software business and its semiconductor business (the "Spin-off") by way of a special dividend by Stac to the stockholders of record of Stac's common stock, consisting of the distribution on an approximately 1-for-4 basis, of all of the outstanding shares of Hi/fn Common Stock held by Stac (following the conversion, at Stac's election, of 6,000,000 shares of Series A Preferred Stock, par value $.001 per share, of Hi/fn into 6,000,000 shares of Hi/fn Common Stock) (the "Distribution"); and

          WHEREAS, a condition of the closing of the transactions contemplated by the Distribution Agreement is that Stac and Hi/fn enter into, among other things, a transitional services agreement pursuant to which Stac shall provide certain accounting services to Hi/fn.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

          1. ACCOUNTING SERVICES. Stac agrees to use its employees and assets to provide to Hi/fn the accounting services listed below (the "Accounting Services"). The monthly charge for the Accounting Services from and after the date hereof shall be $6,500.00. Such amount shall be prepaid through December 31, 1999 by Hi/fn prior to the Distribution. If the term of this Agreement is extended past December 31, 1999 pursuant to Section 4 hereof, Stac shall invoice Hi/fn monthly for Accounting Services performed during the prior month (beginning January 1, 2000), and Hi/fn shall pay Stac for such services not later than ten (10) days from the receipt of invoice.

          Accounting Services shall consist of the type, quality and level of accounting services provided by Stac to Hi/fn prior to the Distribution. These services shall include the processing of Hi/fn transactions for sales orders, sales invoicing, accounts receivable collection, trade accounts payable, payroll processing, entry of general ledger journal entries, cash management, reconciliation of accounts and cash balances, preparation of financial statements in accordance with instructions from Hi/fn, maintenance of accounting software used by Stac for the Accounting Services at the time of Distribution, assisting Hi/fn management in preparation of budgets and forecasts using Excel workbook models, assisting Hi/fn management in analysis of operations, assisting Hi/fn in audits of Hi/fn's financial statements and other financial records, and such other duties as may be expressly agreed to in writing by the parties. Hi/fn may decline any or all of these services at any time in its sole discretion; provided that the monthly charge for services will not be reduced below $6,500
(i) unless Hi/fn has given Stac at least 30 days notice of its decision to decline all services (in which case no monthly charge will be due) or (ii) unless otherwise agreed by the parties in writing.



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          Hi/fn expressly acknowledges and agrees that (i) Stac and its officers, directors, employees, agents and counsel shall not be responsible for the contents of Hi/fn financial statements generated by Stac or for their preparation in accordance with generally accepted accounting principles, (ii) the contents and accuracy of Hi/fn's financial statements shall be solely the responsibility of Hi/fn and (iii) Stac's responsibility shall be only to process transactions and journal as instructed by Hi/fn and to generate the resulting financial statements. Hi/fn understands and agrees that it shall be responsible for all planning and reporting to its various constituencies, including, but not limited to its board of directors, stockholders, employees, the Securities and Exchange Commission, the Internal Revenue Service, the California Franchise Tax Board, other federal and state regulatory agencies, other taxing authorities and any corresponding or other foreign entities.

          2. OUTSIDE SERVICES. In the event that the providing party is required to retain outside consultant/contractor assistance to perform any of the services hereunder, the providing party shall first obtain the consent of the other party to such retention and the other party shall pay directly the fees of such consultant/contractor. The providing party shall not be held responsible for the performance of such consultant/contractor services and the other party assumes the risk thereof.

          3. CONTRACTUAL RELATIONSHIP. The relationship between Stac and Hi/fn under this Agreement shall be that of principal and agent in respect of the services to be performed hereunder. In no event is the relationship of the parties intended to be that of employer and employee and in no event is either party to be deemed or purported to be the partner or joint venturer of the other for any purpose whatsoever.

          4. TERM. The term of this Agreement shall expire on December 31, 1999; provided, however, that each party shall have the right, Hi/fn upon thirty (30) days advance notice to Stac, and Stac upon six (6) months advance notice to Hi/fn, to terminate all or part of the services it performs hereunder. This Agreement may be extended on a month-to-month basis following December 31, 1999 upon mutual agreement of the parties. Upon the termination of all services, payment therefor and payment of all consultants/contractors, this Agreement shall terminate and any payments due the other party shall be immediately payable.

          5. LIMITATION OF LIABILITY. Stac shall not have any liability whatsoever to Hi/fn or to any third party for any loss, liability, damage, cost or deficiency (collectively, "Losses"), or for any claim for Losses, including, without limitation, Losses or claims for personal injury, death or property damage, warranty, tort or products liability, resulting from, caused by or arising out of Stac's performance under this Agreement except for claims arising out of the negligence or willful default or breach of Stac hereunder. In no event shall Stac have liability to Hi/fn or to any third party for indirect, special or consequential damages or loss of profits (except with respect to its willful default or breach), or for punitive damages for any reason whatsoever.

          6. INDEMNIFICATION. Hi/fn agrees to indemnify, protect, defend and hold harmless Stac (for purposes of this Section 6 "Stac" shall include the officers, directors, employees, agents and counsel of Stac), from and against any and all losses, claims, damages, expenses or liabilities, including the fees of not more than one counsel to Stac, arising out of or based upon allegations that financial statements or other accounting records prepared by Hi/fn with Stac's assistance pursuant to this Agreement contain inaccuracies or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.



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          7. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

                  To Stac:

                           Stac, Inc.
                           12636 High Bluff Drive, 4th Floor
                           San Diego, CA 92130
                           Attention:  Cliff Flowers

                  To Hi/fn:

                           Hi/fn, Inc.
                           2105 Hamilton Ave., Suite 230
                           San Jose, CA 95125
                           Attention:  William Walker

          8. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party (other than to an affiliate). Any purported assignment in violation of the provisions hereof shall be void.

          9. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California (regardless of the laws that might otherwise govern under applicable California conflict of laws principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

          10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

          12. SEVERANCE. In the event that any provision of this Agreement is declared illegal, invalid or unenforceable or contrary to law, it shall not affect any other provision in the Agreement.

          13. ENTIRE AGREEMENT. This Agreement and the Distribution Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby.



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          14. DISPUTES. Any disputes arising under this Agreement shall be resolved by binding arbitration in the manner contemplated by Section 8.13 of the Distribution Agreement, including the attorneys' fees provision referenced therein.

          IN WITNESS WHEREOF, each of Stac and Hi/fn has caused this Agreement to be executed by its duly authorized officer as of the date first above written.


                                            STAC, INC.


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            HI/FN, INC.


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________






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